Exhibit 1.01
GRACO INC.
Conflict Minerals Report
For the reporting period from January 1, 2018 to December 31, 2018

This is the Conflict Minerals Report (“Report”) of Graco Inc. (“Graco,” “we,” “our” or “us”) for the 2018 calendar year, pursuant to Rule 13p-1 of the Securities Exchange Act of 1934 (the “Rule”). Certain capitalized terms used but not defined herein have the meanings assigned to them in the Rule. This Report includes the activities of all subsidiaries of Graco that were required to be consolidated during the reporting period, other than any acquired companies that are not yet required by the Rule to be included in this Report.

The Rule requires certain SEC reporting companies that manufacture or contract to be manufactured products for which tantalum, tin, tungsten or gold (“3TG”) are necessary to the functionality or production of such products to disclose annually whether any of the 3TG in such products originated in the Democratic Republic of the Congo or one of its adjoining countries (collectively, the “Covered Countries”). If the company knows that the 3TG necessary to its products originated in the Covered Countries, or has reason to believe that the 3TG may have originated in the Covered Countries and did not or may not have come from scrap or recycled sources, the company must exercise due diligence on the source and chain of custody of the 3TG and prepare and file a Report describing its due diligence measures.

Graco Overview

Graco is a multi-national manufacturer of systems and equipment that move, measure, control, dispense and spray fluid and powder materials. Our systems and equipment are used in the manufacturing, processing, construction and maintenance industries. Our primary products include air, electric, gas and hydraulic pumps and sprayers; electronic and mechanical controls and sensors; and automatic and manual dispense valves, meters and spray guns. Our products that contain control boards, certain other electronic components, motors, engines, batteries, spray tips, and certain pumps and valves contain 3TG.

Company Management Systems

We have established management systems to support the execution of our Conflict Minerals program and to ensure it operates effectively and is sustainable into the future. Our management systems include the following:

Conflict Minerals Policy

We have adopted a policy affirming our commitment to conducting business fairly and ethically with respect for human rights and in compliance with all applicable laws and regulations, including the Rule. Our policy also affirms our support for the responsible sourcing of 3TG through our global supply chain, and states that we are actively and diligently working with our global supply chain partners to determine the origin of any 3TG they may supply to us, and that we will continue to work with them towards the goal of providing greater supply chain transparency and responsible sourcing. Our policy is available on our website at http://www.graco.com/us/en/about-graco/conflict-minerals.html.

Internal Team

We have assembled a cross-functional team with executive-level sponsorship and support to implement and oversee our Conflict Minerals compliance program. The cross-functional team includes employees from functional groups such as procurement, finance, operations, legal and information systems. We report our Conflict Minerals findings to our team and designated members of senior management.

Control Systems

Graco is a member of the Responsible Minerals Initiative (RMI) and has participated in the National Association of Manufacturers Conflict Minerals Working Group, the Manufacturers Alliance for Productivity and Innovation Conflict Minerals Forum and the Twin Cities Conflict Minerals Task Force. We also retain a third party service provider to assist with collecting, evaluating and retaining supply chain information, identifying potential supply chain risks, and developing and implementing additional engagement steps with suppliers.

Supplier Engagement

We have a process in place to engage relevant first-tier suppliers to educate them about the Rule and request information from them regarding 3TG. We also have a process in place to improve the number and quality of supplier responses year over year. To help ensure suppliers understand the Rule and how to properly respond to requests for information from us regarding 3TG, we provide our suppliers access to on-line Conflict Minerals training courses. We track and monitor completion of these courses and continue to prioritize education in our Conflict Minerals program. We also respond to supplier inquiries during the information gathering process and take steps to address supplier issues that arise during that process.

Grievance Mechanism

We have an established grievance mechanism through which employees, suppliers, customers and other interested parties may communicate their concerns to us.

Records Management

We have a process in place to collect, analyze and retain Conflict Minerals information received from our suppliers. We will maintain records relating to Conflict Minerals supply chain due diligence in accordance with our records retention policy, which provides for retention of such records for five years.

Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with any 3TG smelters or refiners and do not perform or direct audits of these entities within our supply chain. As a member of the RMI, we support the RMI’s efforts to carry out independent third-party audits of smelter and refiner due diligence activities and contribute to the improvement of smelter and refiner and upstream due diligence practices.

Report on Supply Chain Due Diligence

Graco has filed a Form SD and this Report with the Securities Exchange Commission. The filing is available on our website at http://www.graco.com/us/en/about-graco/conflict-minerals.html.

Reasonable Country of Origin Inquiry

Supply Chain

We do not directly source 3TG. Instead, we purchase components and raw materials from third party suppliers that are multiple layers removed from the smelters and refiners of the 3TG that are in the components and raw materials ultimately supplied to us. We evaluated our products and determined that certain products manufactured during calendar year 2018 were manufactured with components and raw materials that contain or likely contain 3TG that are necessary to the functionality or production of those products. We then identified the first-tier suppliers of those components and raw materials.

Request for Information

We use a third-party software solution to automate our reasonable country of origin inquiry (“RCOI”) process and improve the quality and efficiency of our Conflict Minerals compliance program. With this software solution, we surveyed all of our in-scope first-tier suppliers using the RBA-GeSI Conflict Minerals Reporting Template (CMRT) (version 5.11 or higher) developed by the Responsible Business Alliance (RBA) and the Global e-Sustainability Initiative (GeSI). We also provided these suppliers with a list of components and raw materials they supply to us, background information on the Rule, and access to on-line Conflict Minerals training courses to help educate them on the Rule and to aid them in responding to the survey.

Survey Responses

All submitted CMRTs were reviewed and classified as valid or invalid. We tracked supplier responses and identified instances where suppliers submitted an invalid response (due to missing information or inconsistencies across responses) or did not provide us with a timely response, and followed up with those suppliers and requested that they submit a valid CMRT. As of May 22, 2019, there was a small percentage of invalid supplier CMRTs that were not corrected.

We compared the list of smelters and refiners provided in our suppliers’ responses to the lists of smelters and refiners maintained by the RMI and, if a supplier indicated that a facility was certified as conflict-free, confirmed that the facility was listed on RMI’s list of validated conflict-free smelters and refiners of the 3TG in question. Our suppliers identified a total of 324 smelters and refiners that appear on the lists maintained by RMI. Of these 324 smelters and refiners, 257 are validated as conflict-free by RMI, and, based on information provided by RMI, a further 6 have agreed to undergo or are currently undergoing a third-party audit. Most of the CMRTs we received were completed on a company or division level, which did not allow us to identify which smelters or refiners listed by our suppliers actually processed the 3TG contained in our products.

Identification and Assessment of Risk

Risks are identified based on criteria established for supplier responses in the CMRT. Risks are addressed by contacting the supplier, gathering pertinent information, and performing an assessment of the supplier’s Conflict Minerals status. The primary risk identified related to the nature of responses received. Many suppliers provided information at a company or division level, or were unable to specify the smelters or refiners used for the 3TG in the components and raw materials supplied to us. Additionally, many suppliers indicated that they received information regarding their supply chains from fewer than 75% of their suppliers and, therefore, they were unable to provide a complete list of all smelters and refiners in their supply chains.

Smelters and refiners that are not certified as conflict-free also pose a risk. When a CMRT is received, the smelters and refiners that are reported are examined. Each facility that meets the RMI definition of a smelter or refiner of 3TG is assigned a risk level based on: (i) geographic proximity to the Covered Countries; (ii) known mineral source country of origin; (iii) RMI Responsible Minerals Assurance Process (RMAP) audit status; (iv) credible evidence of unethical or conflict sourcing; and (v) peer assessments conducted by credible third-party sources. When certain high-risk facilities are reported, risk mitigation activities are initiated, including sending an automated reply instructing the supplier to take risk mitigation actions, including submission of a product-specific CMRT to better identify the connection to components and raw materials supplied to us.

In addition, suppliers are evaluated on the strength of their Conflict Minerals programs based on whether: (i) they have a conflict minerals sourcing policy; (ii) they have implemented due diligence measures for conflict-free sourcing; (iii) they review information received from their suppliers against their own expectations; and (iv) their review process includes corrective action management. We evaluate and track the strength of their programs so we can make risk mitigation decisions as their programs progress.

Through our membership with the RMI, we encourage smelters and refiners to participate in the RMAP. Any smelters and refiners that were reported by our suppliers that were not part of the RMAP were also contacted directly to encourage them to participate in the RMAP.
Design of Due Diligence Measures

Our due diligence measures have been designed to be in conformity, in all material respects, with the applicable provisions of the internationally recognized framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, and the related supplements on 3TG.

Due Diligence Measures Performed

The due diligence measures we performed include defining roles and responsibilities for our cross-functional Conflict Minerals team and designated members of senior management; reporting our Conflict Minerals findings to our cross-functional Conflict Minerals team and designated members of senior management; and comparing the smelter and refiner information received from our suppliers against the RMI list of smelters and refiners that are conformant with the RMAP assessment protocols, the RMI list of smelters and refiners that have committed to undergo a RMAP audit, and the RMI reference list of known smelters and refiners. With respect to smelters and refiners that were on the RMI list of known smelters and refiners and certain other smelters and refiners that were not on the RMI list of known smelters and refiners, we reviewed certain other publicly available sources of information.

Due Diligence Results

A majority of suppliers surveyed responded to the survey. The majority of those who responded provided data at a company or division level rather than at a product or supplier-defined level, and reported that their products do not contain 3TG or, if they do, the 3TG in their products does not come from the Covered Countries. A number of suppliers reported that they do not know whether the 3TG in their products comes from the Covered Countries or from scrap or recycled sources. A small number of suppliers reported that the 3TG in their products comes from or may come from the Covered Countries, and some of these suppliers further reported that some of the 3TG in their products comes from scrap or recycled sources.

Our suppliers identified over 1,500 entities in their supply chains as part of their smelter and refiner lists. However, not all of the entities identified by these suppliers appear to be actual smelters or refiners as the total number of entities identified exceeds the number of entities on the RMI list of known smelters and refiners. In addition, not all of the actual smelters and refiners identified by our suppliers may have processed the 3TG in the components and raw materials supplied to us. In some cases, our suppliers may have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in information received from their suppliers or for other reasons.

Schedule 1 to this Report contains a list of legitimate smelters and refiners identified by our suppliers, and whose materials and components may or may not be in our products, including the status of each smelter and refiner as of May 22, 2019. (Schedule 1 excludes any smelters and refiners identified by our suppliers that do not appear on the RMI list of known smelters and refiners.) 257 of the smelters and refiners identified by our suppliers have been deemed conformant with the RMAP assessment protocols by an independent third party auditor according to the RMI list of conformant smelters and refiners. 6 of the smelters and refiners identified by our suppliers have not yet been deemed conformant but have committed to undergo a RMAP audit according to the RMI list of smelters and refiners who have committed to undergo a RMAP audit. 55 of the smelters and refiners identified by our suppliers have not been deemed conformant and have not begun participating in an independent third party audit program. 6 of the smelters and refiners identified by our suppliers have failed a RMAP audit, refused to participate in the RMAP assessment process, or have failed to provide adequate access to their facilities to complete the RMAP assessment process. Schedule 2 to this Report includes an aggregate list of the countries of origin from which the smelters and refiners identified by our suppliers collectively source 3TG, based on information provided by the RMI.

Given that the majority of suppliers who responded to the survey provided their responses at a company or division level rather than at a level specific to the materials and components they supplied to us, we were unable to determine which, if any, of the smelters and refiners listed in their responses were the actual source of the 3TG they supplied.

Determination

Given that a number of suppliers did not respond to our survey, the majority of responses we received were provided at a company or division level or other level not specific to the components and raw materials supplied to us, and that a number of suppliers do not know the origin of the 3TG in their products, we do not have sufficient information to determine the origin of the 3TG in our products subject to this Report, whether the 3TG came from scrap or recycled sources, the specific facilities used to process the 3TG, or the country of origin or the mine or location of origin of the 3TG.

Steps to be Taken to Mitigate Risk in 2019

We intend to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary 3TG in our products finance or benefit armed groups in the Covered Countries:

•	Continue to engage with our direct suppliers to increase the response rate to our survey and improve the content and quality of their responses; and

•	Continue to engage with our direct suppliers to receive more information farther upstream regarding the source and chain of custody of the 3TG in the components and raw materials they supply to us.

Schedule 1

Metal	Standard Smelter or Refiner Name	Facility Location (Country)	Smelter or Refiner Status*
Gold	8853 S.p.A.	Italy	Conformant
Gold	Abington Reldan Metals, LLC	United States	Non Conformant
Gold	Advanced Chemical Company	United States	Conformant
Gold	African Gold Refinery	Uganda	Not Enrolled
Gold	Aida Chemical Industries Co., Ltd.	Japan	Conformant
Gold	Al Etihad Gold LLC	United Arab Emirates	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Conformant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	Conformant
Gold	Asahi Pretec Corp.	Japan	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	Conformant
Gold	Asahi Refining USA Inc.	United States	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Not Enrolled
Gold	AU Traders and Refiners	South Africa	Conformant
Gold	Aurubis AG	Germany	Conformant
Gold	Bangalore Refinery	India	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conformant
Gold	Boliden AB	Sweden	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	Conformant
Gold	Caridad	Mexico	Not Enrolled
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Conformant
Gold	Cendres + Métaux S.A.	Switzerland	Conformant
Gold	CGR Metalloys Pvt Ltd.	India	Not Enrolled
Gold	Chimet S.p.A.	Italy	Conformant
Gold	Chugai Mining	Japan	Active
Gold	Daejin Indus Co., Ltd	Republic of Korea	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Not Enrolled
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	Not Enrolled
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	Not Enrolled
Gold	DODUCO Contacts and Refining GmbH	Germany	Conformant
Gold	Dowa	Japan	Conformant
Gold	DS PRETECH Co., Ltd.	Republic of Korea	Conformant
Gold	DSC (Do Sung Corporation)	Republic of Korea	Conformant
Gold	Eco-System Recycling Co., Ltd.	Japan	Conformant
Gold	Emirates Gold DMCC	United Arab Emirates	Conformant
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	Not Enrolled
Gold	Fujairah Gold FZE	United Arab Emirates	Not Enrolled
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	Not Enrolled
Gold	Geib Refining Corporation	United States	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Not Enrolled
Gold	Guangdong Jinding Gold Limited	China	Not Enrolled
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Not Enrolled
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Not Enrolled
Gold	HeeSung	Republic of Korea	Conformant
Gold	Heimerle + Meule GmbH	Germany	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Conformant

Gold	Hunan Chenzhou Mining Co., Ltd.	China	Not Enrolled
Gold	Hunan Guiyang Yinxing Nonferrous Smelting Co., Ltd.	China	Not Enrolled
Gold	Hwasung CJ Co., Ltd.	Republic of Korea	Not Enrolled
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conformant
Gold	International Precious Metal Refiners	United Arab Emirates	Not Enrolled
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conformant
Gold	Istanbul Gold Refinery	Turkey	Conformant
Gold	Italpreziosi	Italy	Conformant
Gold	Japan Mint	Japan	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Conformant
Gold	JSC Uralelectromed	Russian Federation	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conformant
Gold	Kaloti Precious Metals	United Arab Emirates	Not Enrolled
Gold	Kazakhmys Smelting LLC	Kazakhstan	Not Enrolled
Gold	Kazzinc	Kazakhstan	Conformant
Gold	Kennecott Utah Copper LLC	United States	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Active
Gold	Kojima Chemicals Co., Ltd.	Japan	Conformant
Gold	Korea Zinc Co., Ltd.	Republic of Korea	Conformant
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	Not Enrolled
Gold	L’azurde Company For Jewelry	Saudi Arabia	Not Enrolled
Gold	Lingbao Gold Co., Ltd.	China	Not Enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Not Enrolled
Gold	L’Orfebre S.A.	Andorra	Conformant
Gold	LS-NIKKO Copper Inc.	Republic of Korea	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Not Enrolled
Gold	Marsam Metals	Brazil	Conformant
Gold	Materion	United States	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Conformant
Gold	Metalor Technologies S.A.	Switzerland	Conformant
Gold	Metalor USA Refining Corporation	United States	Conformant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico	Conformant
Gold	Mitsubishi Materials Corporation	Japan	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Conformant
Gold	Modeltech Sdn Bhd	Malaysia	Non Conformant
Gold	Morris and Watson	New Zealand	Not Enrolled
Gold	Morris and Watson Gold Coast	Australia	Not Enrolled
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	Turkey	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Not Enrolled
Gold	NH Recytech Company	Republic of Korea	Active
Gold	Nihon Material Co., Ltd.	Japan	Conformant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conformant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	Conformant
Gold	OJSC Novosibirsk Refinery	Russian Federation	Conformant
Gold	PAMP S.A.	Switzerland	Conformant

Gold	Pease & Curren	United States	Not Enrolled
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Not Enrolled
Gold	Planta Recuperadora de Metales SpA	Chile	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conformant
Gold	PX Précinox S.A.	Switzerland	Conformant
Gold	QG Refining, LLC	United States	Not Enrolled
Gold	Rand Refinery (Pty) Ltd.	South Africa	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	China	Not Enrolled
Gold	Remondis Argentia B.V.	Netherlands	Conformant
Gold	Republic Metals Corporation	United States	Conformant
Gold	Royal Canadian Mint	Canada	Conformant
Gold	SAAMP	France	Conformant
Gold	Sabin Metal Corp.	United States	Not Enrolled
Gold	Safimet S.p.A	Italy	Conformant
Gold	SAFINA A.S.	Czech Republic	Not Enrolled
Gold	Sai Refinery	India	Not Enrolled
Gold	Samduck Precious Metals	Republic of Korea	Non Conformant
Gold	SAMWON Metals Corp.	Republic of Korea	Not Enrolled
Gold	SAXONIA Edelmetalle GmbH	Germany	Conformant
Gold	SEMPSA Joyería Platería S.A.	Spain	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Not Enrolled
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conformant
Gold	Shangdong Humon Smelting Co., Ltd.	China	Not Enrolled
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Conformant
Gold	Singway Technology Co., Ltd.	Taiwan	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Conformant
Gold	Solar Applied Materials Technology Corp.	Taiwan	Conformant
Gold	Sovereign Metals	India	Not Enrolled
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	Not Enrolled
Gold	Sudan Gold Refinery	Sudan	Not Enrolled
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conformant
Gold	SungEel HiTech	Republic of Korea	Conformant
Gold	T.C.A S.p.A	Italy	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Not Enrolled
Gold	Tony Goetz NV	Belgium	Non Conformant
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Not Enrolled
Gold	Torecom	Republic of Korea	Conformant
Gold	Umicore Brasil Ltda.	Brazil	Conformant
Gold	Umicore Precious Metals Thailand	Thailand	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant
Gold	United Precious Metal Refining, Inc.	United States	Conformant
Gold	Universal Precious Metals Refining Zambia	Zambia	Not Enrolled
Gold	Valcambi S.A.	Switzerland	Conformant
Gold	Western Australian Mint trading as The Perth Mint	Australia	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	Conformant
Gold	Yamamoto Precious Metal Co., Ltd.	Japan	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	China	Not Enrolled
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conformant

Tantalum	Asaka Riken Co., Ltd.	Japan	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conformant
Tantalum	CP Metals Inc.	United States	Active
Tantalum	D Block Metals, LLC	United States	Conformant
Tantalum	Exotech Inc.	United States	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	Conformant
Tantalum	Global Advanced Metals Boyertown	United States	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Conformant
Tantalum	H.C. Starck Co., Ltd.	Thailand	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Conformant
Tantalum	H.C. Starck Inc.	United States	Conformant
Tantalum	H.C. Starck Ltd.	Japan	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	China	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	KEMET Blue Metals	Mexico	Conformant
Tantalum	KEMET Blue Powder	United States	Conformant
Tantalum	LSM Brasil S.A.	Brazil	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant
Tantalum	NPM Silmet AS	Estonia	Conformant
Tantalum	Power Resources Ltd.	Macedonia	Conformant
Tantalum	QuantumClean	United States	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Conformant
Tantalum	Taki Chemicals	Japan	Conformant
Tantalum	Telex Metals	United States	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Conformant
Tin	Alpha	United States	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	Not Enrolled
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Conformant
Tin	China Tin Group Co., Ltd.	China	Conformant
Tin	CV Ayi Jaya	Indonesia	Conformant
Tin	CV Dua Sekawan	Indonesia	Conformant
Tin	CV Gita Pesona	Indonesia	Conformant
Tin	CV Tiga Sekawan	Indonesia	Conformant
Tin	CV United Smelting	Indonesia	Conformant
Tin	CV Venus Inti Perkasa	Indonesia	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	Active
Tin	Dowa	Japan	Conformant

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	Non Conformant
Tin	EM Vinto	Bolivia	Conformant
Tin	Estanho de Rondônia S.A.	Brazil	Not Enrolled
Tin	Fenix Metals	Poland	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Conformant
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	China	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	Conformant
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conformant
Tin	Melt Metais e Ligas S.A.	Brazil	Conformant
Tin	Metallic Resources, Inc.	United States	Conformant
Tin	Metallo Belgium N.V.	Belgium	Conformant
Tin	Metallo Spain S.L.U.	Spain	Conformant
Tin	Mineracao Taboca S.A.	Brazil	Conformant
Tin	Minsur	Peru	Conformant
Tin	Mitsubishi Materials Corporation	Japan	Conformant
Tin	Modeltech Sdn Bhd	Malaysia	Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	Not Enrolled
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant
Tin	Operaciones Metalurgical S.A.	Bolivia	Conformant
Tin	Pongpipat Company Limited	Myanmar	Not Enrolled
Tin	PT Aries Kencana Sejahtera	Indonesia	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant
Tin	PT Babel Inti Perkasa	Indonesia	Conformant
Tin	PT Babel Surya Alam Lestari	Indonesia	Conformant
Tin	PT Bangka Prima Tin	Indonesia	Conformant
Tin	PT Bangka Serumpun	Indonesia	Conformant
Tin	PT Bangka Tin Industry	Indonesia	Conformant
Tin	PT Belitung Industri Sejahtera	Indonesia	Conformant
Tin	PT Bukit Timah	Indonesia	Conformant
Tin	PT DS Jaya Abadi	Indonesia	Conformant
Tin	PT Inti Stania Prima	Indonesia	Conformant
Tin	PT Kijang Jaya Mandiri	Indonesia	Conformant
Tin	PT Menara Cipta Mulia	Indonesia	Conformant
Tin	PT Mitra Stania Prima	Indonesia	Conformant
Tin	PT Panca Mega Persada	Indonesia	Conformant
Tin	PT Premium Tin Indonesia	Indonesia	Conformant
Tin	PT Prima Timah Utama	Indonesia	Conformant
Tin	PT Rajawali Rimba Perkasa	Indonesia	Conformant
Tin	PT Refined Bangka Tin	Indonesia	Conformant
Tin	PT Sariwiguna Binasentosa	Indonesia	Conformant
Tin	PT Stanindo Inti Perkasa	Indonesia	Conformant
Tin	PT Sukses Inti Makmur	Indonesia	Conformant
Tin	PT Sumber Jaya Indah	Indonesia	Conformant

Tin	PT Timah (Persero) Tbk Kundur	Indonesia	Conformant
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	Conformant
Tin	PT Tinindo Inter Nusa	Indonesia	Conformant
Tin	PT Tirus Putra Mandiri	Indonesia	Conformant
Tin	PT Tommy Utama	Indonesia	Conformant
Tin	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tin	Rui Da Hung	Taiwan	Conformant
Tin	Soft Metais Ltda.	Brazil	Conformant
Tin	Super Ligas	Brazil	Not Enrolled
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Vietnam	Conformant
Tin	Thaisarco	Thailand	Conformant
Tin	Tin Technology & Refining	United States	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	Not Enrolled
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	Yunnan Tin Company Limited	China	Conformant
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Conformant
Tungsten	ACL Metais Eireli	Brazil	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	Not Enrolled
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	Non Conformant
Tungsten	Global Tungsten & Powders Corp.	United States	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China	Active
Tungsten	Hydrometallurg, JSC	Russian Federation	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China	Not Enrolled
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	Not Enrolled
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant
Tungsten	Kennametal Fallon	United States	Conformant
Tungsten	Kennametal Huntsville	United States	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant
Tungsten	Moliren Ltd	Russian Federation	Conformant
Tungsten	Niagara Refining LLC	United States	Conformant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Conformant

Tungsten	Unecha Refractory metals plant	Russian Federation	Conformant
Tungsten	Wolfram Bergbau und Hütten AG	Austria	Conformant
Tungsten	Woltech Korea Co., Ltd.	Republic of Korea	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Conformant

* “Conformant” means the smelter or refiner is included on the RMI list of smelters and refiners that are conformant with the RMAP assessment protocols and can be considered DRC conflict-free; “Active” means the smelter or refiner is included on the RMI list of smelters and refiners that have committed to undergo a RMAP assessment; “Not Enrolled” means the smelter or refiner is listed on the RMI reference list of smelters and refiners but is not Conformant and is not currently participating in a RMAP assessment; and “Non Conformant” means the smelter or refiner is listed on the RMI list of smelters and refiners and has failed a RMAP assessment, refuses to participate in the RMAP assessment process, or does not provide adequate access to facilities to complete the RMAP assessment.
Schedule 2

The following list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company level responses and therefore it is not certain which of these countries of origin can be linked to our products.

Argentina, Armenia, Australia, Austria, Azerbaijan, Benin, Bolivia, Botswana, Brazil, Burkina Faso, Canada, Chile, China, Colombia, Cyprus, Dominican Republic, Ecuador, Egypt, Eritrea, Ethiopia, Finland, Georgia, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Iran, Ivory Coast, Kazakhstan, Kyrgyzstan, Laos, Lebanon, Madagascar, Malaysia, Mali, Mauritania, Mauritius, Mexico, Mongolia, Morocco, Myanmar, Namibia, Nicaragua, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Portugal, Puerto Rico, Russian Federation, Saudi Arabia, Senegal, Sierra Leone, Slovakia, Solomon Islands, Spain, Suriname, Swaziland, Sweden, Taiwan, Thailand, Togo, Turkey, United Kingdom of Great Britain and Northern Ireland, United States of America, Uruguay, Uzbekistan, Venezuela, Zimbabwe